Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


                  EMPLOYMENT AGREEMENT, dated as of August 15, 2007 by and between NeoStem, Inc. (the "Company") and Renee Cohen (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, the Executive has substantial experience relating to small and start-up company operations;

                  WHEREAS, the Company wishes to benefit from this experience by retaining Executive as its Vice President, Operations and Corporate Strategy and Executive desires to serve as the Company's Vice President, Operations and Corporate Strategy, all on the terms and conditions herein set forth;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  Section 1. Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, upon the terms and conditions hereinafter provided, for a period commencing on August 15, 2007 (the "Commencement Date") and, subject to earlier termination pursuant to
Section 5 hereof, continuing until August 14, 2009 (the "Term"). The Executive hereby represents and warrants that she has the legal capacity to execute and perform this Agreement, and that its execution and performance by her will not violate the terms of any existing agreement or understanding to which Executive is a party.

                  Section 2. Position and Duties. During the Term, the Executive agrees to serve as an officer of the Company, and as an officer of any subsidiary or division of the Company and will have such powers and duties as may be reasonably conferred upon her by the Chief Executive Officer and Board of Directors of the Company (the "Board"). The Executive shall report to the Chief Executive Officer. During the Term, and except for reasonable vacation periods in accordance with the Company's policies, the Executive shall devote all of her business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates.

                  Section 3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an officer, director, or member of any committee of the Company or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

                         (a) The Company shall pay the Executive a fixed annual
salary equal to $150,000 for the first year of the term and $165,000 for the second year of the term ("Base Salary") in accordance with the Company's payroll practices, including the withholding of appropriate payroll taxes.


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                         (b) The Executive shall be entitled to participate in
all compensation and employee benefit plans or programs, and to receive all benefits and perquisites, which are approved by the Board of Directors of the Company and are generally made available by the Company to all salaried employees of the Company and to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. Notwithstanding any of the foregoing, nothing in this Agreement shall require the Company to establish, maintain or continue any particular plan or program nor preclude the amendment, rescission or termination of any such plan or program that may be established from time to time.

                         (c) Executive shall be granted upon the Commencement
Date under the Company's 2003 Equity Participation Plan (the "EPP") (A) a stock award of 10,000 shares of Common Stock vesting as to 5,000 shares of Common Stock on the Commencemnet Date and 5,000 shares of Common Stock on the first year anniversary of the Commencement Date; provided Executive continues to be employed by the Company; and (B) an option to purchase 15,000 shares of Common Stock at a per share exercise price equal to the closing price of the Common Stock on the American Stock Exchange on the date of grant that shall vest and become exercisable as to one-half of the shares after the first year anniversary of the Commencement Date and as to the second one-half of the shares after the second one-year anniversary of the Commencement date; provided that on each vesting date you shall continue to be employed by the Company. The Award and the Option shall be governed by the terms and conditions of the EPP.


                  Section 4. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable travel or other reasonable expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such expense account policies and approval procedures as the Company may from time to time establish for officers (including but not limited to prior approval of extraordinary expenses) and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

                  Section 5.  Termination of Employment.

                         (a) The Company may terminate Executive's employment
prior to the end of the Term (i) immediately upon written notice to Executive for cause; and (ii) upon 90 days prior written notice for any other reason. Executive may terminate Executive's employment upon ninety days' prior written notice to the Company. In the event that the Executive's employment terminates prior to expiration of the Term due to any reason, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. However, no other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.


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                  Section 6.  Confidentiality; Covenant Against Competition;
Proprietary Information; Lock-up.

                         (a) Executive acknowledges that she has previously
executed the Company's standard Confidentiality, Non-Compete and Inventions Assignment Agreement.

                         (b) Without the prior written consent of the Company,
Executive will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or other Company securities (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) (each of the foregoing referred to as a "Disposition") from the date hereof until October 25, 2007. (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the Executive from engaging in any transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.


                         Section 7. Withholding Taxes. The Company may directly
or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by the Company in which the Executive may participate.

                         Section 8. Notices. All notices, requests, demands and
other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by certified or registered mail or by use of an independent third party commercial delivery service for same day or next day delivery and providing a signed receipt as follows:

                         (a) To the Company: NeoStem, Inc. 420 Lexington Avenue
                             Suite 450 New York, NY 10170 Attention: General Counsel

                         (b) To the Executive: Renee Cohen 201 West 89th Street
                             Apt. #2G New York, NY 10024

or to such other address as either party shall have previously specified in writing to the other. Notice by mail shall be deemed effective on the second business day after its deposit with the United States Postal Service, notice by same day courier service shall be deemed effective on the day of deposit with the delivery service and notice by next day delivery service shall be deemed effective on the day following the deposit with the delivery service.


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                  Section 9. No Attachment.  Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or
hypothecation  or  to  execution,   attachment,  levy,  or  similar  process  or
assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 9 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their conveying any rights hereunder to the person or persons entitled thereto.

                  Section 10. Source of Payment. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which Executive may have, shall be no greater than the right of an unsecured creditor of the Company.

                  Section 11. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him. This Agreement may not be assigned by the Company except (a) in connection with a sale of all or substantially all of its assets or a merger or consolidation of the Company, or (b) to an entity that is a subsidiary or affiliate of the Company. Any attempted assignment in violation of this Section 11 shall be null and void.

                  Section 12. Governing Law; Consent to Jurisdiction. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York. In addition, the Executive and the Company irrevocably submit to the jurisdiction of the courts of the State of New York and the United States District Court sitting in New York County for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Executive or the Company anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Executive and the Company irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.

                  Section 13. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.


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                  Section 14. Amendments.  This Agreement may only be amended or otherwise modified by a writing executed by all of the parties hereto.

                  Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, all as of the first date above written.

                                                NEOSTEM, INC.


                                                By:
                                                   -----------------------------
                                                   Name:  Robin L. Smith
                                                   Title: CEO

                                                   -----------------------------
                                                   Renee Cohen, Executive


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